EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-142001, 333-115755, 333-43944,  333-63914, 333-167863 and 333-163574) of Avistar Communications Corporation of our report dated March 30, 2011 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BURR PILGER MAYER, INC.
San Jose, California
March 30, 2011